Exhibit 99.1

OptimizeRx Welcomes Andrew D’Silva as Senior Vice President of Corporate Finance

D’Silva Brings Over 10 Years of Equity Research Experience

ROCHESTER, Mich. – September 08, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, has appointed Andrew D’Silva to the new position of senior vice president of corporate finance.

D’Silva will be responsible for helping the Company with its strategic growth and capital markets initiatives. He will also work alongside OptimizeRx’s commercial and finance teams in designing capital allocation strategies to further drive growth.

“We are very excited to welcome Andrew into the OptimizeRx family. With deep experience in the capital markets, he has had a solid track record as a top industry analyst.” said OptimizeRx CEO, William Febbo. “Andrew has in-depth understanding of the healthcare technology sector and a keen eye for what makes a winner in the space. He’ll be a key player in supporting our organic and inorganic growth,” concluded Mr. Febbo.

The OptimizeRx digital health technology platform connects the treatment support of life sciences to all stages of a patient’s care journey, and helps people afford and stay on therapy through the doctor-recommended course of treatment. The Company is increasingly aligned with pharma across key specialty therapeutic areas and has continued expanding its omnichannel network of point-of-care solutions for patients, physicians and the life sciences.

“I’ve watched OptimizeRx execute on its various growth initiatives for the better part of a decade and am truly honored to join the team,” commented D’Silva. “I have been impressed with the Company’s ability to act nimbly in a rapidly evolving industry while leveraging its platform to execute on its vision of improving affordability, access and adherence, which ultimately leads to better health outcomes. I’m looking forward to leveraging my industry experience to help OptimizeRx further expand its life science and omnichannel reach.”

D’Silva has over a decade of equity research and capital markets experience and most recently served as a senior healthcare research analyst at B. Riley Securities. Earlier in his career, he was a managing director and part of Merriman Capital’s equity research team.

D’Silva received a bachelor’s degree in economics from the University of California, San Diego.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ’seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com